Exhibit 1.1

Century Communities, Inc.

Amendment No. 1 to Distribution Agreement (this “Amendment”)

August 3, 2021

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Fifth Third Securities, Inc.
38 Fountain Square Plaza
MD 10903B
Cincinnati, Ohio 45263

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

Ladies and Gentlemen:

Reference is made to the Distribution Agreement, dated November 27, 2019 (the “Agreement”), by and among Century Communities Inc., a Delaware corporation (the “Company”), and J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Fifth Third Securities, Inc., as agents (collectively, the “Prior Agents”), with respect to the sale and issuance from time to time by the Company, in the manner and subject to the terms and conditions set forth in the Agreement, of Common Stock, par value $0.01 per share, of the Company having an aggregate Gross Sales Price of up to $100,000,000 (the “ATM Program”).  Terms used herein but not otherwise defined herein shall have the respective meanings given thereto in the Agreement.

Wells Fargo Securities, LLC hereby (i) represents and warrants to the Company that it has been furnished with a copy of, and has reviewed and fully understands, the Agreement (as amended by this Agreement), (ii) agrees to become an Agent under the Agreement, and (iii) agrees to be bound by the terms and provisions of the Agreement, as if Wells Fargo Securities, LLC was and is an original party to the Agreement.

The parties hereto agree and acknowledge that (i) the Company’s Registration Statement on Form S-3 (No. 333-226054) and related prospectus supplement for the ATM Program was due to expire on July 2, 2021; (ii) the Company filed with the Commission a new Registration Statement on Form S-3 (No. 333-257612) on July 1, 2021 (the “New Registration Statement”), which includes, as part of the New Registration Statement, a base prospectus dated July 1, 2021 (including the documents incorporated therein as of the date of such base prospectus, the “New Basic Prospectus”); (iii) the Company will file with the Commission a new prospectus supplement, dated August 3, 2021, relating to the ATM Program (including the documents incorporated therein as of the date of such prospectus supplement, the “New Prospectus Supplement”); (iv) from and after the date hereof, (a) all references in the Agreement to “Registration Statement” shall mean the New Registration Statement, (b) all references in the Agreement to “Basic Prospectus” shall mean the New Basic Prospectus, (c) all references in the Agreement to “Prospectus Supplement” shall mean the New Prospectus Supplement, and (d) all references in the Agreement to “Agreement” shall mean the Agreement as amended by this Amendment; (v) Wells Fargo Securities, LLC is hereby added as an Agent under the Agreement; and (vi) an “Agent” or the “Agents” under the Agreement shall mean J.P. Morgan Securities LLC, BofA Securities, Inc. Wells Fargo Securities, LLC, and Fifth Third Securities, Inc., individually or collectively, as the case may be, in lieu of the Prior Agents.

Except as amended and supplemented as set forth in this Amendment, the Agreement remains in full force and effect.

For the avoidance of doubt, the Company does not intend to make a Transaction Proposal to any Agent as of the date of this Amendment, and the filings by the Company with the Commission of the New Registration Statement (including the New Basic Prospectus contained therein) and the New Prospectus Supplement will not constitute a recommencement of the offering of the Shares or result in a Bring-Down Delivery Date.

This Amendment may be executed and delivered in counterparts, each of which will be deemed to be an original.  Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement.  Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

[Remainder of Page Intentionally Blank]
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CENTURY COMMUNITIES, INC.

By:	/s/ David L. Messenger
	Name:	David L. Messenger
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Distribution Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephanie Little
	Name:	Stephanie Little
	Title:	Executive Director

[Signature Page to Amendment No. 1 to Distribution Agreement]

BOFA SECURITIES, INC.

By:	/s/ Tim Olsen
	Name:	Tim Olsen
	Title:	Managing Director

[Signature Page to Amendment No. 1 to Distribution Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Richard L. Moriarty
	Name:	Richard L. Moriarty
	Title:	Managing Director

[Signature Page to Amendment No. 1 to Distribution Agreement]

FIFTH THIRD SECURITIES, INC.

By:	/s/ Susannah Doyle Lunke
	Name:	Susannah Doyle Lunke
	Title:	Managing Director, ECM, SVP

[Signature Page to Amendment No. 1 to Distribution Agreement]

Wells Fargo Securities, LLC

By:	/s/ Michael Tiedemann
	Name:	Michael Tiedemann
	Title:	Managing Director

[Signature Page to Amendment No. 1 to Distribution Agreement]